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                                                                     EXHIBIT 3.4

                                   BY-LAWS OF

                                TSENG LABS, INC.


                                    ARTICLE I

                             OFFICES AND FISCAL YEAR


         Section 1.01. REGISTERED OFFICE. The registered office of the Corporation for the State of Utah shall be CT Corporation System, 50 West Broadway, 8th Floor, Salt Lake City, UT 84101-2006 and the registered office of the corporation in the Commonwealth of Pennsylvania, which is also its principal office, shall be at 6 Terry Drive, Newtown Commons, Bucks County, Pennsylvania until otherwise established by an Amendment of the Articles or by the Board of Directors and a record of such change is filed with the Utah Division of Corporations and Commercial Code and the Pennsylvania Department of Revenue Corporation Bureau in the manner provided by law.

         Section 1.02. OTHER OFFICE. The Corporation may also have offices at such other places within or without Utah or Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

         Section 1.03. FISCAL YEAR. The fiscal year of the Corporation shall begin the 1st day of January in each year.

                                   ARTICLE II

                      NOTICE - WAIVERS - MEETINGS GENERALLY

         Section 2.01.  MANNER OF GIVING NOTICE.

                  (a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Utah Revised Business Corporation Act (the "Corporation Act") or by the Articles or these By-Laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or facsimile number) of the person appearing on the books of the Corporation or, in the case of Directors, supplied by the Directors to the Corporation for the purpose of notice. Written notice shall be deemed to have been given to the person entitled thereto at the earliest of the date received; five (5) days after it is mailed; or on the date shown on the return receipt if sent by registered or certified mail, return receipt requested and signed by or on behalf of the addressee. Oral notice is effective when communicated. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Corporation Act, the Articles or these By-Laws.

                  (b) Adjourned Shareholder Meetings. When a meeting of Shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place other than by announcement at the meeting at which the adjournment is taken, unless, after the adjournment, the Board fixes a new record date for the adjourned meeting or the adjournment is for more than 30 days, in which



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case notice of the new date, time and place of the meeting must be given in accordance with these ByLaws.

         Section 2.02 NOTICE OF MEETINGS OF BOARD OF DIRECTORS.

         Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each Director orally or in writing at least two (2) days before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. In the case of a special meeting of Directors, the notice shall specify the purpose or purposes for which the meeting is called.

         Section 2.03 NOTICE OF MEETINGS OF SHAREHOLDERS.

                  (a) General Rule. Written notice of every meeting of the Shareholders shall be given by, or at the direction of, the Secretary to each Shareholder of record entitled to vote at the meeting at least ten (10) days and not more than sixty (60) days before the meeting date. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of Shareholders, the notice shall specify the purpose or purposes for which the meeting is called.

         Section 2.04. WAIVER OF NOTICE.

                  (a) Written Waiver. Whenever any notice is required to be given under the provisions of the Corporation Act, the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice and delivered to the Corporation, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.

                  (b) Waiver By Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting and the consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened or, in the case of a particular matter, a person objects to its consideration when it is presented.

                                   ARTICLE III

                                  SHAREHOLDERS

         Section 3.01. PLACE OF MEETING. All meetings of the Shareholders of the Corporation shall be held at the principal office of the Corporation in Pennsylvania unless another place is designated by the Board of Directors in the notice of a meeting.

         Section 3.02. ANNUAL MEETING. The Board of Directors may fix the date and time of the annual meeting of the Shareholders, but if no such date and time is fixed by the Board, the meeting for any calendar year shall be held on the third Tuesday of August in such year, if not a legal holiday under the laws of Pennsylvania and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10 o'clock a.m., and at said meeting the Shareholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any Shareholder may call the

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meeting at any time thereafter. At least one meeting of the Shareholders shall be held in each calendar year for the election of Directors.

         Section 3.03. SPECIAL MEETINGS.

                  (a) Call of Special Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, or by the holders of stock representing at least ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by delivering to the Corporation's Secretary a signed, written demand for the meeting, stating the purpose or purposes for which it is to be held.

                  (b) Fixing Of Time For Meeting. Upon receipt of a written request for a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request at the Corporation's principal office or such other place as designated by the Board of Directors. If the Secretary neglects or refuses to fix a time of the meeting, the person or persons calling the meeting may do so.

         Section 3.04. QUORUM AND ADJOURNMENT.

                  (a) General Rule. A meeting of Shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of Shareholders entitled to cast a majority of the votes that all Shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.


                  (b) Withdrawal Of A Quorum. Once a share is represented for any purpose at a meeting, including for determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         Section 3.05. ACTION BY SHAREHOLDERS.

                  (a) General Rule. If a quorum exists, action on a matter, other than the election of Directors, taken by vote of the shareholders, shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Corporation Act or these By-Laws provide otherwise.

                  (b) Election of Directors. At each election of Directors, every shareholder entitled to vote at the election has the right to cast, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are Directors to be elected and for whose election the shareholder has the right to vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present. A "plurality" means that the individuals with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the election pursuant to the most recent Resolution adopted by the Directors.

         Section 3.06. VOTING RIGHTS OF SHAREHOLDERS. Every Shareholder of the Corporation shall be entitled to one vote for every share standing in the name of the Shareholder on the books of the Corporation.


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         Section 3.07. VOTING AND OTHER ACTION BY PROXY.

                  (a) General Rule. A shareholder may vote his or her shares in person or by proxy. The presence of, or vote or other action at a meeting of Shareholders, or the expression of consent or dissent to a specific corporate action in writing, by a proxy of a Shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the Shareholder.

                  (b) Execution and Filing. Every proxy shall be executed in writing by the Shareholder or by the duly authorized Attorney-in-Fact of the Shareholder and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a Shareholder or Attorney-In-Fact, or a photographic, facsimile or similar reproduction of a writing executed by a Shareholder or Attorney-In-Fact:

                           (1) May be treated as properly executed for purposes
of this Section; and

                           (2) Shall be so treated if it sets forth a
confidential and unique identification
number or other mark furnished by the Corporation to the Shareholder for the purposes of a particular meeting or transaction.

         Section 3.08. DETERMINATION OF SHAREHOLDERS OF RECORD. The Board of Directors may fix a time prior to the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 70 days prior to the date of the meeting of Shareholders. Only Shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of Shareholders of record for any other purpose. When a determination of Shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 3.09 SHAREHOLDER'S LIST. The Officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder. The list shall be prepared and available for inspection by any shareholder, during regular business hours, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournments thereof, at the Corporation's principal office. The list shall also be made available at the meeting and shall be subject to inspection by any shareholder or his or her agent, designated in writing, during the meeting or any adjournment.


         Section 3.10. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING.

                  (a) Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting and without prior notice if, prior or subsequent to the action, a consent or consents thereto by all of the Shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation. The effective


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date of the Shareholder action so approved may be any date specified in the written consents as the effective date.

                  (b) Partial Written Consent. Any action required or permitted to be taken at a meeting of the Shareholders, other than the election of Directors, may be taken without a meeting upon the written consent of Shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all Shareholders entitled to vote thereon were present and voting. The consents must be filed with the Secretary of the Corporation and received by it within a sixty
(60) day period in order for the action to be effective. The action shall not become effective until the last written consent necessary to effect the action is received by the Corporation, and the action shall not be consummated until after at least ten (10) days written notice of the action has been given to each Shareholder entitled to vote thereon who has not consented thereto.

                  (c) Revocation of Consent. Any shareholder giving a written consent may revoke the consent by a signed writing describing the action and stating that the Shareholder's prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 4.01. POWERS, NOTATION OF DISSENT, AND QUALIFICATIONS.

                  (a) General Rule. Unless otherwise provided by the Corporation Act all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

                  (b) Notation Of Dissent. A Director who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action. Nothing in this Section shall bar a Director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the Director notifies the Secretary in writing, of the asserted omission or inaccuracy.

                  (c) Qualifications. Each Director of the Corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a Shareholder of the Corporation.

         Section 4.02. QUALIFICATION AND SELECTION OF DIRECTORS.

                  (a) Election of Directors. Except as otherwise provided in these By-Laws, Directors of the Corporation shall be elected by the Shareholders. In elections for Directors, voting need not be by ballot, except upon demand made by a Shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes shall be elected.



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         Section 4.03. NUMBER AND TERM OF OFFICE.

                  (a) Number and Term. The Board of Directors shall consist of such number of Directors, not less than 3 nor more than 9, as may be determined from time to time solely pursuant to a Resolution adopted by the Board of Directors. Each Director shall hold office until the next annual meeting of shareholders and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                  (b) Resignation. Any Director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

         Section 4.04. VACANCIES.

                  (a) General Rule. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors pursuant to a Resolution adopted by the Directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining Director. Each person so selected shall serve until the next Shareholder's Meeting at which Directors are elected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

         Section 4.05. REMOVAL OF DIRECTORS.

                  (a) Removal By The Shareholders. The Shareholders may remove one or more Directors with or without cause if the number of votes cast to remove the Director(s) exceeds the number of votes cast against removal. In case one or more Directors are so removed, new Director(s) may be elected at the same meeting. A Director may be removed by the Shareholders only at a meeting, for which notice stating said purpose has been given.

         Section 4.06. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place within or without the state in which its principal office is located as the Board of Directors may from time to time designate or as may be designated in the notice of the meeting.

         Section 4.07. ORGANIZATION OF MEETINGS. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following Officers present in the order stated: the President, the Executive Vice President/Chief Operating Officer, the Vice Presidents in their order of rank and seniority, or a person chosen by a majority of the Directors present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

         Section 4.08. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President, Executive Vice President/Chief Operating Officer or by two or more of the Directors.

         Section 4.09. QUORUM OF AND ACTION BY DIRECTORS.

                  (a) General Rule. A majority of the Directors in office of the Corporation immediately before the meeting begins shall be necessary to constitute a quorum for the transaction of business and the


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acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

                  (b) Action By Written Consent. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation.

         Section 4.10. EXECUTIVE AND OTHER COMMITTEES.

                  (a) Establishment And Powers. The Board of Directors may, by resolution adopted by a majority of the Directors in office when the action is taken, establish one or more committees to consist of two or more Directors of the Corporation who serve at the pleasure of the Board. Any committee shall have and may exercise such powers and authority as may be vested in it by the Board of Directors.

                  (b) Alternate Committee Members. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

                  (c) Committee Procedures. The term "Board of Directors" or "Board", when used in any provision of these By-Laws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board.

         Section 4.11. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the Directors for their services as Directors.

                                    ARTICLE V

                                    OFFICERS

         Section 5.01. OFFICERS GENERALLY.

                  (a) Number, Qualification and Designation. The Officers of the Corporation shall be a President, an Executive Vice President/Chief Operating Officer, one or more additional Vice Presidents, Secretary, Treasurer and such other Officers as may be elected in accordance with the provisions of Section
5.03. Officers may but need not be Directors or Shareholders of the Corporation, and shall be natural persons of full age.

                  (b) Resignations. Any Officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

         Section 5.02. ELECTION AND TERM OF OFFICE. The Officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors, and each such Officer shall hold office until the next meeting of the Board of Directors at which


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Officers are elected, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other Officers and appoint such committees, employees or other agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any Officer or committee the power to elect subordinate Officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate Officers, committees, employees or other agents.

         Section 5.04. REMOVAL OF OFFICERS. Any Officer of the Corporation may be removed by the Board of Directors with or without cause.

         Section 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the Officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these By-Laws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. AUTHORITY. All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolution or orders of the Board of Directors or in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these By-Laws.

         Section 5.07. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she may, when present, preside at all meetings of the stockholders and of the Directors. He or she may sign, with the Executive Vice President/Chief Operating Officer or any other proper Officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these By-Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties originally incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

         Section 5.08 EXECUTIVE VICE PRESIDENT. There shall be an Executive Vice President, who shall be the Chief Operating Officer for the Corporation. In the absence of the President, at his direction or in event of his or her death, inability or refusal to act, the Executive Vice President/Chief Operating Officer shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President/Chief Operating Officer shall perform such other duties as from time to time may be assigned to him or her by the President or by the Directors.


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         Section 5.09 VICE PRESIDENT. There may be one or more additional Vice
Presidents, who may be an Executive Vice President, and who shall perform such duties as from time to time may be assigned to him or her by the President or Executive Vice President/Chief Operating Officer.

         Section 5.10 SECRETARY. The Secretary shall keep the minutes of the Stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder or the agent of such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the Office of Secretary and such other duties as from time to time may be assigned to him or her by the President, Executive Vice President/Chief Operating Officer or by the Directors.

         Section 5.11 TREASURER. If required by the Directors, the Treasurer shall give a bond from the faithful discharge of his or her duties in such sum and with such surety or sureties as the Directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, Executive Vice President/Chief Operating Officer or by the Directors.

         Section 5.12 SALARIES. The salaries of the Officers elected by the Board of Directors shall be fixed from time to time by the Executive Compensation Committee of the Board of Directors. The salaries or other compensation of any other Officers, employees and other agents shall be fixed from time to time by the Officer or committee to which the power to elect such Officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No Officer shall be prevented from receiving such salary or other compensation by reason of the fact that the Officer is also a Director of the Corporation.

                                   ARTICLE VI

                      CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section 6.01. SHARE CERTIFICATES. The Corporation may provide for certificated or uncertificated shares, in such form as approved by the Board of Directors, and as permitted by the Corporation Act. Certificates for shares of the Corporation shall state that the Corporation is incorporated under the laws of Utah, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates, as well as records of and relating to uncertificated shares, shall be kept by the Secretary or by any Transfer Agent or Registrar designated by the Board of Directors for that purpose.

         Section 6.02. ISSUANCE. Uncertificated shares shall be in the form, be recorded upon, and identified among appropriate records as being issued pursuant to and in accordance with the applicable laws, rules and regulations governing such matters, including, without limitation, any exchange upon which the shares are listed. Share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be signed by the President and by the Secretary or by such other Officers authorized by the Board of Directors; but where such certificate is signed by a Transfer Agent or a Registrar the signature of any corporate Officer upon such certificate


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may be a facsimile, engraved or printed. In case any Officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such Officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the Officer had not ceased to be such at the date of its issue. The provisions of this
Section 6.02 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any Transfer Agent or Registrar.

         Section 6.03. TRANSFER. Transfers of certificated shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing, and transfers of uncertificated shares shall be made upon the receipt of such written documentation, executed by the shareholder or agent, as is reasonably required by the Corporation, and the transfer shall be recorded in such records maintained for such purpose.

         Section 6.04. RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the book or records of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 7.01 SCOPE OF INDEMNIFICATION.

                  (a) General Rule. The Corporation shall indemnify each Officer and Director, who was or is a party to any proceeding by reason of the fact that he or she is or was an Officer or Director of the Corporation, against liability incurred in the proceeding, if he or she acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that:

                           (i) No indemnification may be provided in connection
with any proceeding by or in the right of the Corporation in which the Officer or Director was adjudged liable to the Corporation;

                           (ii) Unless otherwise ordered by a court of competent
jurisdiction, no indemnification may be provided in connection with any other proceeding charging that the Officer or Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit; and


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                           (iii) In connection with a proceeding by or in the
right of the Corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.

         Section 7.02 NO PRESUMPTIONS FROM ADVERSE OUTCOME. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or an equivalent termination adverse to an Officer or Director is not, of itself, determinative that the Officer or Director did not meet the standard of conduct described in Section 7.01.

         Section 7.03 MANDATORY INDEMNIFICATION. The Corporation shall indemnify an Officer or Director who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she was an Officer or Director of the Corporation, against reasonable expenses he or she incurred in connection with the proceeding or claim with respect to which he or she has been successful.

         Section 7.04 ADVANCE OF EXPENSES. The Corporation shall pay for or reimburse the reasonable expenses incurred by an Officer or Director, who is a party to a proceeding because he or she is or was an Officer or Director, in advance of final disposition of the proceeding if:

                  (a) The Officer or Director furnishes to the Corporation written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.01; and

                  (b) The Officer or Director furnishes to the Corporation a written undertaking, executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the requisite standard of conduct described in Section 7.01; and

                  (c) A determination is made in accordance with Section 7.05 that the facts then known to those making the determination would not preclude indemnification under this Article or applicable law.

         The Corporation shall also pay or reimburse the reasonable expenses incurred by a Director or Officer in connection with said person's appearance as a witness in a proceeding, at a time when the Officer or Director has not been made a named defendant or respondent therein but is testifying by reason of his or her position with the Corporation.

         Section 7.05 INDEMNIFICATION DETERMINATIONS. Indemnification under
Section 7.01 of this Article shall be made by the Corporation only upon a determination that in the specific case the Officer or Director is eligible under the circumstances for indemnification because he or she has met the applicable standard of conduct set forth in Section 7.01. The aforesaid determination and that required by Section 7.04(c) shall be made:

                  (a) By a majority vote of the Directors present at a board of Directors meeting at which a quorum is present, not counting for purposes of satisfying the quorum those Directors who are a party to the proceeding; or

                  (b) If such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the board and consisting of two or more Directors who are not parties to the proceeding; or


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                  (c) By a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting at which a quorum is present. For this purpose a majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum.

         Section 7.06 INSURANCE. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was an Officer or Director of the Corporation against liability asserted against or incurred by him or her other in that capacity arising from his or her status as such, whether or not the Corporation would have power to indemnify such person against the same liability under this Article or applicable law.

         Section 7.07 CHOICE OF LAWYER. Any Officer of Director named in a proceeding by reason of the fact that he or she is or was an Officer or Director may select his or her own counsel to represent him or her in the proceeding, and shall not be obligated to use the counsel selected to represent the Corporation. Any expense (including attorney's fees and costs) of such separate representation not covered by an applicable insurance policy shall be borne by the Officer or Director, unless a conflict of interest exists such that independent representation of the affected Officer or Director is required, in which case such expense shall be borne by the Corporation subject to the provisions of this Article VII. Any affected Officer or Director may, at his or her own expense, secure independent counsel to make the determination whether a conflict of interest exists. If a dispute as to the existence of a conflict arises between the Corporation and the affected Officer or Director, the matter shall be submitted for an opinion to the Pennsylvania Bar Association's Legal Ethics Committee, whose opinion shall be binding.

         Section 7.08 DEFINITIONS. For purposes of this Article:

                  (a) "Officer" or "Director" means an individual who is or was serving in the indicated relationship to the corporation or an individual who, while serving in the indicated relationship to the Corporation, was serving at the Corporation's request or for its benefit in the capacity of Director, Officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or other person or of an employee benefit plan. Unless the context requires otherwise, "Officer" or "Director" includes the estate or personal representative of such person;

                  (b) "Expenses" include counsel fees.

                  (c) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

                  (d) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (e) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01. CORPORATE SEAL. The Corporation seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Utah".


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         Section 8.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors or any person authorized by resolution of the Board of Directors may from time to time designate.

         Section 8.03. CONTRACTS.

                  (a) General Rule. Except as otherwise provided in the Corporation Act in the case of transactions that require action by the Shareholders, the Board of Directors may authorize any Officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  (b) Statutory Form Of Execution Of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more Officers or agents having actual or apparent authority to sign it, or by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

         Section 8.04. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more Officers or employees as the Board of Directors shall from time to time determine.

         Section 8.05. CORPORATE RECORDS.

                  (a) Required Records. The Corporation shall keep as permanent records complete and accurate books and records of the minutes of the proceedings of the incorporators, shareholders and board of Directors, shareholder and board of Director actions taken without a meeting, and a record of all waivers of notice of meetings of the shareholders or Directors. The Corporation shall also keep a copy of the following records at its principal place of business: its Articles of Incorporation, current By-Laws, minutes of shareholder meetings, and shareholder actions taken without a meeting, for the past three (3) years; all written communications within the past three (3) years to shareholders; a list of the names and business addresses of its current Officers and Directors; its most recent annual report; and all quarterly and annual financial statements prepared for periods ending during the last three
(3) years. Complete and accurate books and records of account shall also be maintained by the Corporation. The share register shall be kept at the Corporation's principal place of business or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

                  (b) Right of Inspection. Every shareholder shall, upon written verified demand at least five (5) business days before the date he or she wishes to inspect and copy, have a right to examine and copy during the usual hours of business the records specified in the second sentence of subparagraph (a) above. In addition, a shareholder may inspect and copy, during usual business hours, excerpts from the records specified in subparagraph (a) if the shareholder gives written notice of his or her good faith demand at least five (5) business days before the date proposed for inspection and copying, stating with specificity the purpose thereof, which must be proper, and the records to be inspected which must be directly connected with said purpose. A proper purpose shall mean a purpose reasonably related to the interest of


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


the person as a Shareholder. The demand shall be directed to the Corporation at its principal place of business.

         Section 8.06. AMENDMENT OF BY-LAWS. These By-Laws may be amended or repealed or new by-Laws may be adopted, unless otherwise required by the Corporation Act, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of Directors, or by vote of a majority of the shareholders of the Corporation at any annual or special meeting thereof. Any change in these By-Laws shall take effect when adopted unless otherwise provided in the resolution effecting change. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of a meeting.



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